[letterhead of Turner, Jones & Associates, P.C.]

                      CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of WasteMasters, Inc. of our report, dated on or about April 30, 1999, relating to the financial statements of WasteMasters, Inc. for the year ended December 31, 1998, included in the Form 10-KSB of WasteMasters, Inc. for the fiscal year ended December 31, 1998.

                      /s/ Turner, Jones & Associates, p.c.
                          Turner, Jones & Associates, p.c.

                          December 1, 1999